                                                                   EXHIBIT 23.3

                 CONSENT OF PRUDENTIAL SECURITIES INCORPORATED

  We hereby consent to the references of our firm under the captions "SUMMARY--Investment Banker's Opinion", "RISK FACTORS--Risks Relating to New ATN" "THE TRANSACTION--Background and Reasons for the Transaction", "THE TRANSACTION--Recommendation of the Company Board," "THE TRANSACTION--Opinion of the Investment Banker" and "Notes to the New ATN Pro Forma Financial Data" in the Registration Statement on Form S-4 of Emerging Communications, Inc. (Regis. No. 333-33401) and to the inclusion of our opinion letter as Annex B to the Proxy Statement/Prospectus contained in such Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Prudential Securities Incorporated

Dated December 5, 1997